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EXHIBIT 24

POWER OF ATTORNEY

I, the undersigned Director/Officer of TCF Financial Corporation, a Delaware corporation, do hereby name, constitute and appoint Neil W. Brown and Gregory J. Pulles, and each of them, my agent and attorney-in-fact, for me and in my behalf as a Director/Officer of TCF Financial Corporation to sign and execute a Registration Statement on Form S-8, any pre-effective amendments thereto and any post-effective amendments thereto, relating to the registration with the Securities and Exchange Commission of 1,000,000 shares of Common Stock, par value $.01 per share, of TCF Financial Corporation (and related plan interests) in connection with the TCF Employees Stock Purchase Plan and its related Supplemental Employees Retirement Plan ("SERP").

Executed this 23rd day of February, 2004.

/s/ William A. Cooper
William A. Cooper, Chairman of the Board, Chief Executive Officer and Director
/s/ Lynn A. Nagorske
Lynn A. Nagorske, President and Director
William F. Bieber, Director	Rodney P. Burwell, Director
Thomas A. Cusick, Director	John M. Eggemeyer, III, Director
/s/ Robert E. Evans
Robert E. Evans, Director	Luella G. Goldberg, Director
/s/ George G. Johnson
George G. Johnson, Director	Thomas J. McGough, Director
/s/ Peter L. Scherer	/s/ Gerald A. Schwalbach
Peter L. Scherer, Director	Gerald A. Schwalbach, Director
/s/ Ralph Strangis
Ralph Strangis, Director

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POWER OF ATTORNEY